EXHIBIT 1.1

3,147,486 Shares

MARINEMAX, INC.

Common Stock

UNDERWRITING AGREEMENT

St. Petersburg, Florida
October 30, 2003

Raymond James & Associates, Inc.

As Representative of the Several Underwriters
listed on Schedule I hereto
880 Carillon Parkway
St. Petersburg, Florida 33716

Ladies and Gentlemen:

     Richard R. Bassett (“Bassett” or the “Selling Stockholder”), a stockholder of MarineMax, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”), an aggregate of 3,147,486 shares of the Company’s Common Stock, par value $.001 per share (the “Common Stock”). The aggregate of 3,147,486 shares to be purchased from Bassett are called the “Shares.” Raymond James & Associates, Inc. is acting as the Representative of the several Underwriters and in such capacity is referred to in this Agreement as the “Representative.”

     The Company and the Selling Stockholder wish to confirm as follows their agreement with you and the other several Underwriters, on whose behalf you are acting, in connection with the purchase of the Shares from the Selling Stockholder:

     1.     Registration Statement and Prospectus. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Act”), a registration statement on Form S-3 (File No. 333-109582), relating to the Shares and has prepared and filed such amendments thereto as required to the date hereof. The term “Registration Statement” means the registration statement, as amended, to the date of this Agreement, including the exhibits and schedules thereto and the documents incorporated by reference therein. A prospectus supplement reflecting the terms of the offering of the Shares and other matters set forth therein has been prepared and will be filed pursuant to Rule 424 under the Act. Such prospectus supplement, in the form first filed after the date of this Agreement pursuant to Rule 424 is herein referred to as the “Prospectus Supplement.” The basic prospectus included in the Registration Statement relating to the Shares, as supplemented by the Prospectus Supplement, is herein called the “Prospectus”, except that, if such basic prospectus is amended or supplemented on or prior to the date on which the Prospectus Supplement is first filed pursuant to Rule 424, the term “Prospectus” shall refer to the basic prospectus as so amended or supplemented and as supplemented by the Prospectus Supplement or, if any revised prospectus shall be provided to the Underwriters by the Company for their use in connection with the offering of the Shares which differs from such basic prospectus and Prospectus Supplement (whether or not required to be filed by the Company pursuant to Rule 424), the term “Prospectus” shall refer to such revised prospectus (including any prospectus supplement) from and after the time it is first provided to the Underwriters for such use. If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, all references to the Prospectus shall be deemed to include the form of prospectus and the term sheet contemplated by Rule 434, taken together, provided to the Underwriters by the Company in reliance on Rule 434 under the Act (the “Rule 434 Prospectus”). If the Company files another registration statement with the Commission to register a portion of the Shares pursuant to Rule 462(b) under the Act (the “Rule 462 Registration Statement”), then any reference to “Registration Statement” herein shall be deemed to include the registration statement on Form S-3 (File No. 333-109582) and the Rule 462 Registration Statement, as each such registration statement may be amended pursuant to the Act. All references in this Agreement to the Registration Statement, the Rule 462 Registration Statement, the Rule 434 Prospectus, any preliminary prospectus or the Prospectus, or any amendments or supplements to any of the foregoing, shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). Any reference in this Agreement to the Registration Statement, any preliminary prospectus, the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, and in any reference to any amendment or supplement to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed after such date under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that, upon filing, are incorporated by reference therein, as required by Item 12 of Form S-3. As used herein, the term “Incorporated Documents” means the documents that at the time of filing are incorporated by reference in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto.

     2.     Agreements to Sell and Purchase. Bassett hereby agrees to sell the Shares to the Underwriters and, upon the basis of the representations, warranties and agreements of the Company and Bassett herein contained and subject to all the terms and conditions set forth herein, each Underwriter agrees, severally and not jointly, to purchase from Bassett at a purchase price of $14.25 per Share (the “purchase price per Share”), the number of Shares set forth opposite the name of such Underwriter in Schedule I hereto.

     3.     Terms of Public Offering. The Company has been advised by you that the Underwriters propose to make a public offering of their respective portions of the Shares as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable and initially to offer the Shares upon the terms set forth in the Prospectus.

     Not later than 12:00 p.m. on the second business day following the date the Shares are released by the Underwriters for sale to the public, the Company shall deliver or cause to be delivered copies of the Prospectus in such quantities and at such places as the Representative shall request.

     4.     Delivery of the Shares and Payment Therefor. Delivery to the Underwriters of the Shares and payment therefor shall be made at the offices of Raymond James & Associates, Inc., 880 Carillon Parkway, St. Petersburg, Florida at 10:00 a.m., St. Petersburg, Florida time, on November 4, 2003, (the “Closing Date”). The place of closing for the Shares and the Closing Date may be varied by agreement between the Representative and the Company. The Company and Bassett hereby acknowledge that circumstances under which the Representative may provide notice to postpone the Closing Date as originally scheduled include any determination by the Representative to recirculate to the public copies of an amended or supplemented Prospectus or a delay as contemplated by the provisions of Section 11 hereof.

     Certificates for the Shares to be purchased hereunder shall be registered in such names and in such denominations as you shall request prior to 1:00 p.m., St. Petersburg, Florida time, not later than the second full business day preceding the Closing Date. Such certificates shall be made available to you in St. Petersburg, Florida for inspection and packaging not later than 9:30 a.m., St. Petersburg, Florida time, on the business day immediately preceding the Closing Date. The certificates evidencing the Shares to be purchased hereunder shall be delivered to you on the Closing Date against payment of the purchase price therefor by wire transfer of immediately available funds to the accounts specified in writing, not later than the close of business on the business day next preceding the Closing Date by the Selling Stockholder. Payment for the shares sold by the Selling Stockholder hereunder shall be delivered by the Representative to the Custodian (as defined herein).

     It is understood that the Representative has been authorized, for its own account and the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price per Share for the Shares that the Underwriters have agreed to purchase. Raymond James and Associates, Inc., individually and not as Representative of the Underwriters, may, but shall not be obligated to, make payment for any Shares to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.

     The Selling Stockholder hereby agrees that (i) he will pay all stock transfer taxes, stamp duties and other similar taxes, if any, payable upon the sale or delivery of the Shares to be sold by the Selling Stockholder to the several Underwriters, or otherwise in connection with the performance of the Selling Stockholder’s obligations hereunder and (ii) the Custodian is authorized to deduct for such payment any such amounts from the proceeds to the Selling Stockholder hereunder and to hold such amounts for the account of the Selling Stockholder with the Custodian under the Custody Agreement (as defined herein).

     5.     Covenants and Agreements of the Company.

          5.1 Of the Company. The Company covenants and agrees with the several Underwriters as follows:

               (a) The Company will advise you promptly and, if requested by you, will confirm such advice in writing (i) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to any preliminary prospectus or the Prospectus and the time and date that any post-effective amendment to the Registration Statement becomes effective, (ii) if Rule 430A under the Act is employed, when the Prospectus has been timely filed pursuant to Rule 424(b) under the Act, (iii) of the receipt of any comments of the Commission, or any request by the Commission for amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purposes and (v) within the period of time referred to in Section 5(g) below, of any change in the Company’s condition (financial or other), business, prospects, properties, net worth or results of operations, or of any event that comes to the attention of the Company that makes any statement made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue in any material respect or that requires the making of any additions thereto or changes therein in order to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading in any material respect, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time. If the Company elects, with the consent of the Representative, to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Rule 434 Prospectus (including copies of a term sheet that complies with the requirements of Rule 434 under the Act), in such number as the Underwriters may reasonably request, and file with the Commission in accordance with Rule 424(b) of the Act the form of Prospectus complying with Rule 434(b)(2) of the Act before the close of business on the first business day immediately following the date hereof. If the Company elects not to rely on Rule 434 under the Act, the Company will provide the Underwriters with copies of the form of Prospectus, in such number as the Underwriters may reasonably request, and file with the Commission such Prospectus in accordance with Rule 424(b) of the Act before the close of business on the first business day immediately following the date hereof.

               (b) Immediately following the execution of this Agreement, the Company will prepare a Prospectus Supplement in form approved by the Representative setting forth the principal amount of the Shares, the names of the Underwriters and the number or principal amount of the Shares which each severally has agreed to purchase, the price at which the Shares are to be purchased by the Underwriters, the initial public offering price, the selling concession and reallowance, if any, any delayed delivery arrangements, and such other information as the Representative and the Company deem appropriate in connection with the offering of the Shares. The Company will promptly transmit copies of the Prospectus

Supplement to the Commission for filing pursuant to Rule 424 of the rules and regulations of the Commission under the Act and will furnish to the Underwriters named therein as many copies of the Prospectus (including the Prospectus Supplement) as the Representatives shall reasonably request.

               (c) If at any time when the Prospectus is required by the Act to be delivered in connection with sales of the Shares any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Representative or counsel for the Company, to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, or if it shall be necessary, in the opinion of either such counsel, to amend or supplement the Registration Statement or the Prospectus in order to comply with the requirements of the Act or the rules and regulations thereunder, the Company will promptly amend the Registration Statement and the Prospectus, whether by filing documents pursuant to the Exchange Act or the Act or otherwise, as may be necessary to correct such untrue statement or omission or to make the Registration Statement and the Prospectus comply with such requirements.

               (d) The Company will furnish to you, without charge, two signed duplicate originals of the Registration Statement as originally filed with the Commission and of each amendment thereto, including financial statements and all exhibits thereto, and will also furnish to you, without charge, such number of conformed copies of the Registration Statement as originally filed and of each amendment thereto as you may reasonably request.

               (e) The Company will not file any Rule 462 Registration Statement or any amendment to the Registration Statement or make any amendment or supplement to the Prospectus unless (i) you shall have previously been advised thereof and been given a reasonable opportunity to review such filing, amendment or supplement and (ii) you have not reasonably objected to such filing, amendment or supplement after being so advised and having been given a reasonable opportunity to review such filing, amendment or supplement.

               (f) Prior to the execution and delivery of this Agreement, the Company has delivered or will deliver to you, without charge, in such quantities as you have requested or may hereafter reasonably request, copies of each form of the Prospectus. Consistent with the provisions of Section 5(g) hereof, the Company consents to the use, in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by dealers, prior to the date of the Prospectus, of each Preliminary Prospectus so furnished by the Company.

               (g) As soon after the execution and delivery of this Agreement as is practicable and thereafter from time to time for such period as in the reasonable opinion of counsel for the Underwriters a prospectus is required by the Act to be delivered in connection with sales by any Underwriter or a dealer (the “Prospectus Delivery Period”), and for so long a period as you may request for the distribution of the Shares, the Company will deliver to each Underwriter and each dealer, without charge, as many copies of the Prospectus (and of any amendment or supplement thereto) as they may reasonably request. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares are offered by the several Underwriters and by all dealers to whom Shares may be sold, both in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Act to be delivered in connection with sales by any Underwriter or dealer. If at any time prior to the later of (i) the completion of the distribution of the Shares pursuant to the offering contemplated by the Registration Statement or (ii) the expiration of prospectus delivery requirements with respect to the Shares under Section 4(3) of the Act and Rule 174 thereunder, any event shall occur that in the judgment of the Company or in the opinion of counsel for the Underwriters is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Act or any other law, the Company will forthwith prepare and, subject to Sections 5(a) and 5(c) hereof, file with the Commission and use its best efforts to cause to become effective as promptly as possible an appropriate supplement or amendment thereto, and will furnish to each Underwriter who has previously requested Prospectuses, without charge, a reasonable number of copies thereof.

               (h) The Company will cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Shares for offering and sale by the several Underwriters and by dealers under the securities or Blue Sky laws of such jurisdictions as you may reasonably designate and will file such consents to service of process or other documents as may be reasonably necessary in order to effect and maintain such registration or qualification for so long as required to complete the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in suits, other than those arising out of the offering or sale of the Shares, as contemplated by this Agreement and the Prospectus, in any jurisdiction where it is not now so subject. In each jurisdiction in which the Shares shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be required by the laws of such jurisdiction. If the qualification of the Shares is suspended in any jurisdiction, the Company shall so advise you promptly in writing. The Company will use its best efforts to qualify or register its Common Stock for sale in non-issuer transactions under (or obtain exemptions from the application of) the Blue Sky laws of each state where necessary to permit market making transactions and secondary trading and will comply with such Blue Sky laws and will continue such qualifications, registrations and exemptions in effect for a period of three years after the date hereof.

               (i) The Company will make generally available to its security holders a consolidated earnings statement (in form complying with the provisions of Rule 158), which need not be audited, covering a twelve-month period commencing after the effective date of the Registration Statement and the Rule 462 Registration Statement, if any, and ending not later than 15 months thereafter, as soon as practicable after the end of such period, which consolidated earnings statement shall satisfy the provisions of Section 11(a) of the Act.

               (j) During the Prospectus Delivery Period, the Company will file all documents required to be filed with the Commission pursuant to Sections 13, 14 and 15 of the Exchange Act in the manner and within the time periods required by the Exchange Act.

               (k) If this Agreement shall terminate or shall be terminated after execution pursuant to any provision hereof (except pursuant to a termination under Section 12 hereof) or if this Agreement shall be terminated by the Underwriters because of any inability, failure or refusal on the part of the Company to perform in all material respects any agreement herein or to comply in all material respects with any of the terms or provisions hereof or to fulfill in all material respects any of the conditions of this Agreement, the Company agrees to reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith. If such termination is the result of any action or inaction on the part of Bassett, then Bassett shall reimburse you and the other Underwriters for all out-of-pocket expenses (including travel expenses and reasonable fees and expenses of counsel for the Underwriters, but excluding wages and salaries paid by you) reasonably incurred by you in connection herewith.

               (l) The Company will not receive any of the proceeds from the sale of the Shares to be sold by the Selling Stockholder.

               (m) If Rule 430A under the Act is employed, the Company will timely file the Prospectus pursuant to Rule 424(b) under the Act.

               (n) For a period of 90 days after the date of the Prospectus first filed pursuant to Rule 424(b) under the Act, without your prior written consent, the Company will not, (i) directly or indirectly, issue, sell, offer or contract to sell or otherwise dispose of or transfer any shares of Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock (collectively, “Company Securities”) or any rights to purchase Company Securities, or file any registration statement under the Act with respect to any of the foregoing or (ii) enter into any swap or other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise, except to the Underwriters pursuant to this Agreement and except for grants of options pursuant to the Company’s stock option, stock bonus or other stock plans or arrangements in effect as of the date hereof and described in the Prospectus and except for issuances of shares of Common Stock upon the exercise of options outstanding as of the date hereof under such stock plans.

               (o) Prior to the Closing Date, the Company will furnish to you, as promptly as possible, copies of any unaudited interim consolidated financial statements of the Company and its subsidiaries for any period subsequent to the periods covered by the financial statements appearing in the Prospectus.

               (p) The Company will comply with all provisions of any undertakings contained in the Registration Statement.

               (q) The Company will not at any time, directly or indirectly, take any action designed, or which might reasonably be expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the shares of Common Stock to facilitate the sale or resale of any of the Shares.

               (r) The Company will timely file with the NYSE all documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

               (s) The Company shall maintain, at its expense, a transfer agent and, if necessary under the jurisdiction of its incorporation or the rules of any national securities exchange on which the Common Stock is listed, a registrar (which, if permitted by applicable laws and rules may be the same entity as the transfer agent) for the Common Stock.

          5.2 Of the Selling Stockholder. The Selling Stockholder covenants and agrees with the several Underwriters as follows:

               (a) The Selling Stockholder will execute and deliver a Lock-Up Agreement, in the form of Exhibit A attached hereto (“Lock-Up Agreement”).

               (b) The Selling Stockholder will review the Prospectus and will comply with all agreements and satisfy all conditions on its part to be complied with or satisfied pursuant to this Agreement on or prior to the Closing Date and will advise the Underwriters prior to the Closing Date if any statements to be made on behalf of the Selling Stockholder in the certificate contemplated by Section 9(l) hereof would be inaccurate if made as of the Closing Date.

               (c) On the Closing Date, all stock transfer and other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold by the Selling Stockholder to the Underwriters hereunder will have been fully paid for by the Selling Stockholder and all laws imposing such taxes will have been fully complied with.

               (d) In order to document the Underwriters’ compliance with the reporting and withholding provisions of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations promulgated thereunder, with respect to the transactions herein contemplated, the Selling Stockholder shall deliver to you at least two days prior to the Closing Date a properly completed and executed United States Treasury Department Substitute Form W-9.

               (e) At any time prior to the Closing Date, if there is any change in the information referred to in Section 6.2(e) hereof, the Selling Stockholder will immediately notify the Representative of such change.

     6.     Representations and Warranties.

          6.1 Of the Company. The Company hereby represents and warrants to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

               (a) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of the Shares contemplated hereby. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company or Bassett, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424(a) under the Act, complied as to form when so filed in all material respects with the provisions of the Act, except that this representation and warranty does not apply to statements in or omissions from such Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein, or furnished to the Company in writing by or on behalf of the Selling Stockholder expressly for use therein.

               (b) The Company has prepared each of the Registration Statement, any Rule 462 Registration Statement and any post-effective amendment thereto, and the Prospectus and any amendments or supplements thereto. The Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto shall become effective, and the Prospectus, and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, complied and will comply as to form in all material respects with the provisions of the Act and will not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus (or any amendment or supplement thereto) made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by or on behalf of any Underwriter through you expressly for use therein, or furnished to the Company in writing by or on behalf of the Selling Stockholder expressly for use therein.

               (c) Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Act, complied when so filed in all material respects with the Act and the regulations promulgated thereunder, and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

               (d) The capitalization of the Company is as set forth in the Prospectus as of the date set forth therein. All the outstanding shares of Common Stock of the Company have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights; except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

               (e) Each of the Company and its subsidiaries is a corporation duly organized and validly existing as a corporation in good standing under the laws of the state of its incorporation with full corporate power and authority to own, lease and operate its properties and to conduct its business as presently conducted and as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto) and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify has not had or will not have a material adverse effect on the condition (financial or other), business, properties, results of operations or prospects of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”).

               (f) The issued shares of capital stock of each of the Company’s subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The Company does not have any subsidiaries and does not own a material interest in or control, directly or indirectly, any other corporation, partnership, joint venture, association, trust or other business organization, except as set forth in Exhibit 21 to the Annual Report on Form 10-K of the Company for the fiscal year ended September 30, 2002 (the “Form 10-K”). As used in this Agreement, subsidiaries shall mean direct and indirect subsidiaries of the Company and shall be deemed to refer to and include the Company’s partnerships and limited liability companies.

               (g) There are no legal or governmental proceedings pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries or to which the Company or its subsidiaries or any of their properties are subject, that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) but are not described as required. Except as described in the Prospectus, there is no action, suit, inquiry, proceeding or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of the Company, threatened, against the Company or its subsidiaries, which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor to the Company’s knowledge, is there any basis for any such action, suit, inquiry, proceeding or investigation. There are no agreements, contracts, indentures, leases or other instruments that are required to be described in the Registration Statement or the Prospectus (or any amendment or supplement thereto) or to be filed as an exhibit to the Registration Statement that are not described, filed or incorporated by reference in the Registration Statement and the Prospectus as required by the Act. All such contracts to which the Company or any of its subsidiaries is a party have been duly authorized, executed and delivered by the Company or the applicable subsidiary, constitute valid and binding agreements of the Company or the applicable subsidiary and are enforceable against the Company or the applicable subsidiary in accordance with the terms thereof, except as enforceability thereof may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought. Neither the Company nor the applicable subsidiary has received notice or been made aware that any other party is in breach of or default to the Company under any of such contracts.

               (h) Neither the Company nor any of its subsidiaries is (i) in violation of (A) its certificate of incorporation or bylaws, or other organizational documents, (B) any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of its subsidiaries, the violation of which would have a Material Adverse Effect or (C) any decree of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries; or (ii) in default in any material respect in the performance of any obligation, agreement or condition contained in (A) any bond, debenture, note or any other evidence of indebtedness or (B) any agreement, indenture, lease or other instrument (each of (A) and (B), an “Existing Instrument”) to which the Company or any of its subsidiaries is a party or by which any of their properties may be bound and which is filed as an Exhibit to the Form 10-K, which default would have a Material Adverse Effect; and there does not exist any state of facts that constitutes an event of default on the part of the Company or any of its subsidiaries as defined in such documents or that, with notice or lapse of time or both, would constitute such an event of default.

               (i) The Company’s execution and delivery of this Agreement and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and have been duly executed and delivered by the Company, and this Agreement constitutes a valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

               (j) None of the issuance and sale of the Shares by the Company, the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of the transactions contemplated hereby (i) requires any consent, approval, authorization or other order of or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may be required for the registration of the Shares under the Act, the listing of the Shares for trading on the NYSE, the registration of the Common Stock under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”) and compliance with the securities or Blue Sky laws of various jurisdictions, all of which will be, or have been, effected in accordance with this Agreement and except for the NASD’s clearance of the underwriting terms of the offering contemplated hereby as required under the NASD’s Rules of Fair Practice), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of, or a default under, the Company’s certificate of incorporation or the Company’s bylaws or any agreement, indenture, lease or other instrument to which the Company or any of its subsidiaries is a party or by which any of its properties may be bound and which is filed as an Exhibit to the Form 10-K, (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Company or any of its subsidiaries or any of their properties, or (iv) results in a breach of, or default or Debt Repayment Triggering event (as defined below) under, or results in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, or requires the consent of any other party to, any Existing Instrument, except for such conflicts, breaches, defaults, liens, changes or encumbrances that will not, individually or in the aggregate, result in a Material Adverse Effect. As used herein, a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

               (k) Except as described in the Prospectus, and except for options to purchase capital stock issued pursuant to the Company’s 1998 Incentive Stock Plan and 1998 Employee Stock Purchase Plan, neither the Company nor any of its subsidiaries has outstanding and at the Closing Date will have outstanding any options to purchase, or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of Common Stock or any such warrants or convertible securities or obligations. No holder of securities of the Company has rights to the registration of any securities of the Company, other than the Selling Stockholder with respect to the Shares included in the Registration Statement, as a result of or in connection with the filing of the Registration Statement or the consummation of the transactions contemplated hereby that have not been satisfied or heretofore waived in writing.

               (l) Ernst & Young LLP, the certified public accountants who have certified the financial statements (including the related notes thereto and supporting schedules) filed as part of the Registration Statement and the Prospectus (or any amendment or supplement thereto), are independent public accountants as required by the Act and the Exchange Act.

               (m) The financial statements, together with related schedules and notes, included in the Registration Statement and the Prospectus (and any amendment or supplement thereto), present fairly the financial condition, results of operations, cash flows and changes in financial position of the Company on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and Prospectus (and any amendment or supplement thereto) is accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company. No other financial statements or schedules are required to be included in the Registration Statement.

               (n) Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement thereto), subsequent to the respective dates as of which such information is given in the Registration Statement and the Prospectus (or any amendment or supplement thereto), (i) neither the Company nor any of its subsidiaries has incurred any material liabilities or obligations, indirect, direct or contingent, or entered into any transaction that is not in the ordinary course of business, (ii) neither the Company nor any of its subsidiaries has sustained any material loss or interference with its business or properties from fire, flood, windstorm, accident or other calamity, whether or not covered by insurance, (iii) neither the Company nor any of its subsidiaries has paid or declared any dividends or other distributions with respect to its capital stock and the Company is not in default under the terms of any class of capital stock of the Company or any outstanding debt obligations, (iv) there has not been any change in the authorized or outstanding capital stock of the Company or any material change in the indebtedness of the Company (other than in the ordinary course of business) and (v) there has not been any other material adverse change, or any development involving or that may reasonably be expected to result in a Material Adverse Effect.

               (o) All offers and sales of the Company’s capital stock and other debt or other securities prior to the date hereof were made in compliance with or were the subject of an available exemption from the Act and all other applicable state and federal laws or regulations, or any actions under the Act or any state or federal laws or regulations in respect of any such offers or sales are effectively barred by effective waivers or statutes of limitation.

               (p) The Common Stock (including the Shares) is registered pursuant to Section 12(g) of the Exchange Act and is listed on the NYSE, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the NYSE, nor has the Company received any notification that the Commission or the NYSE is contemplating terminating such registration or listing.

               (q) The Company has not distributed and will not distribute, and has not authorized the Underwriters to distribute, any offering material in connection with the offering and sale of the Shares other than the preliminary prospectus, the Prospectus or other offering material, if any, as permitted by the Act.

               (r) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Company has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or for any other purpose.

               (s) The Company and each of its subsidiaries have filed all tax returns required to be filed (other than certain state or local tax returns, as to which the failure to file, individually or in the aggregate, would not have a Material Adverse Effect), and neither the Company nor any subsidiary is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto. Except as disclosed in the Prospectus, all deficiencies asserted as a result of any federal, state, local or foreign tax audits have been paid or finally settled and no issue has been raised in any such audit that, by application of the same or similar principles, reasonably could be expected to result in a proposed deficiency for any other period not so audited. There are no outstanding agreements or waivers extending the statutory period of limitation applicable to any federal, state, local or foreign tax return for any period. On the Closing Date all stock transfer and other taxes that are required to be paid in connection with the sale of the shares to be sold by the Company to the Underwriters will have been fully paid by the Company and all laws imposing such taxes will have been complied with.

               (t) Except as set forth in the Prospectus, there are no transactions with “affiliates” (as defined in Rule 405 promulgated under the Act) or any officer, director or security holder of the Company (whether or not an affiliate) that are required by the Act to be disclosed in the Registration Statement. Additionally, no relationship, direct or indirect, exists between the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any subsidiary on the other hand that is required by the Act to be disclosed in the Registration Statement and the Prospectus that is not so disclosed.

               (u) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an investment company within the meaning of the Investment Company Act of 1940, as amended.

               (v) Except as otherwise disclosed in the Prospectus, each of the Company and its subsidiaries has good and valid title to all property (real and personal) described in the Prospectus as being owned by it, free and clear of all liens, claims, security interests or other encumbrances except (i) such as are described in the Prospectus or (ii) such as are not materially burdensome and do not have or will not result in a Material Adverse Effect. All property (real and personal) held under lease by the Company and its subsidiaries is held by it under valid, subsisting and enforceable leases with only such exceptions as in the aggregate are not materially burdensome and do not have or result in a Material Adverse Effect.

               (w) Except as otherwise disclosed in the Prospectus, each of the Company and its subsidiaries has all permits, licenses, franchises, approvals, consents and authorizations of governmental or regulatory authorities (hereinafter “permit” or “permits”) as are necessary to own its properties and to conduct its business in the manner described in the Prospectus, subject to such qualifications as may be set forth in the Prospectus, except where the failure to have obtained any such permit has not had and will not have a Material Adverse Effect; each of the Company and its subsidiaries has operated and is operating its business in material compliance with and not in material violation of all of its obligations with respect to each such permit and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination of any such permit or result in any other material impairment of the rights of any such permit, subject in each case to such qualification as may be set forth in the Prospectus; and, except as described in the Prospectus, such permits contain no restrictions that are materially burdensome to the Company or any of its subsidiaries.

               (x) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorizations and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (y) Neither the Company nor any of its subsidiaries, since each has been a subsidiary of the Company, nor, to the Company’s knowledge, any employee or agent of the Company or any of its subsidiaries, has, directly or indirectly, (i) made any unlawful contribution to any candidate for political office, or failed to disclose fully any contribution in violation of law or (ii) made any payment to any federal, state, local or foreign governmental official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

               (z) The Company and its subsidiaries are (i) in compliance with any and all applicable federal, state, local and foreign laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended. Neither the Company nor any of its subsidiaries owns, leases or occupies any property that appears on any list of hazardous sites compiled by any state or local governmental agency.

               (aa) Each of the Company and its subsidiaries owns and has full right, title and interest in and to, or has valid licenses to use, each material trade name, trademark, service mark, patent, copyright, approval, trade secret and other similar rights (collectively “Intellectual Property”) under which the Company and its subsidiaries conduct all or any material part of its business, and the Company has not created any lien or encumbrance on, or granted any right or license with respect to, any such Intellectual Property except where the failure to own or obtain a license or right to use any such Intellectual Property has not and will not have a Material Adverse Effect; there is no claim pending against the Company or its subsidiaries with respect to any Intellectual Property and the Company and its subsidiaries have not received notice or otherwise become aware that any Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party. Neither the Company nor any of its subsidiaries has become aware that any material Intellectual Property that it uses or has used in the conduct of its business infringes upon or conflicts with the rights of any third party.

               (bb) The Company has procured Lock-Up Agreements, in the form of Exhibit A attached hereto, from each of the Company’s executive officers and directors listed on Schedule II.

               (cc) No officer, director or nominee for director or stockholder of the Company has a direct or indirect affiliation or association with any member of the NASD.

               (dd) The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged; and neither the Company nor any of its subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a comparable cost.

               (ee) In the ordinary course of its business, the Company conducts a periodic review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and amount of its established reserves, the Company has reasonably concluded that such associated costs and liabilities would not, individually or in the aggregate, result in a Material Adverse Effect.

               (ff) The Company and its subsidiaries and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA and all other applicable state and federal laws. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group or organization described in Sections 414(b), (c), (m) or (o) of the Code of which the Company or such subsidiary is a member. No “reportable event” (as defined in ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. No “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates, if such “employee benefit plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined in ERISA). Neither the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (ii) Sections 412, 4971, 4975 or 4980B of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would cause the loss of such qualification.

               (gg) The Company and its subsidiaries have complied and will comply in all material respects with wage and hour determinations issued by the U.S. Department of Labor under the Service Contract Act of 1965 and the Fair Labor Standards Act in paying its employees’ salaries, fringe benefits and other compensation for the performance of work or other duties in connection with contracts with the U.S. government, and have complied and will comply in all material respects with the requirements of the Americans with Disabilities Act of 1990, the Family and Medical Leave Act of 1993, the Civil Rights Act of 1964 (Title VII), the National Labor Relations Act, the Vietnam Era Veteran’s Readjustment Act, the Age Discrimination in Employment Act, as amended by the Older Workers’ Benefit Protection Act, and federal, state and local and foreign labor laws, each as amended except where the failure to comply with any such requirements has not, and will not, have a Material Adverse Effect.

               (hh) The Incorporated Documents heretofore filed, when they were filed (or, if any amendment with respect to any such documents was filed, when such amendment was file), conformed in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and any further Incorporated Documents so filed will, when they are filed, conform in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder; no such Incorporated Document when it was filed, (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of material fact or omitted to state a material fact required to be stated therein not misleading; and no such further Incorporated Document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading.

          6.2 Of the Selling Stockholder. The Selling Stockholder hereby represents and warrants, to each Underwriter on the date hereof, and shall be deemed to represent and warrant to each Underwriter on the Closing Date, that:

               (a) The Selling Stockholder has, and on the Closing Date will have, valid and unencumbered title to the Shares to be delivered by the Selling Stockholder, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (b) The Selling Stockholder has, and on the Closing Date will have, full legal right, power and authority, and all authorization and approval required by law, to enter into (i) this Agreement, (ii) the Custody Agreement and Power of Attorney (the “Custody Agreement and Power of Attorney”) signed by the Selling Stockholder and American Stock Transfer & Trust Company, as custodian (the “Custodian”), relating to the deposit of the Shares to be sold by the Selling Stockholder and appointing certain individuals named therein as the Selling Stockholder’s attorneys-in-fact (the “Attorneys”) to the extent set forth therein relating to the transactions contemplated hereby and by the Prospectus to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder in the manner provided herein.

               (c) Each of the Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder has been duly authorized, executed and delivered by the Selling Stockholder and is a valid and binding agreement of the Selling Stockholder, enforceable as to the Selling Stockholder in accordance with its terms, except to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency and other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which a proceeding may be brought, except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws and, pursuant to such Power of Attorney, the Selling Stockholder has, among other things, authorized the Attorneys, or any one of them, to execute and deliver on the Selling Stockholder’s behalf this Agreement and any other document that they, or any one of them, may deem necessary or desirable in connection with the transactions contemplated hereby and thereby and to deliver the Shares to be sold by the Selling Stockholder pursuant to this Agreement.

               (d) None of the sale of the Shares by the Selling Stockholder, the execution, delivery or performance by the Selling Stockholder of this Agreement and the Custody Agreement and Power of Attorney of the Selling Stockholder by or on behalf of the Selling Stockholder, the compliance by the Selling Stockholder with all the provisions hereof and thereof nor the consummation by the Selling Stockholder of the transactions contemplated hereby and thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body or administrative agency or other governmental body, agency or official (except such as may be required under the securities or Blue Sky laws of the various states), (ii) conflicts with or will conflict with or constitutes or will constitute a breach of or a default under, the organizational documents of the Selling Stockholder, if the Selling Stockholder is not an individual, or any material agreement, indenture, lease or other instrument to which the Selling Stockholder is a party or by which the Selling Stockholder or any property of the Selling Stockholder is bound or (iii) violates any statute, law, regulation, ruling, filing, judgment, injunction, order or decree applicable to the Selling Stockholder or any property of the Selling Stockholder.

               (e) The information in the Prospectus under the caption “Selling Stockholder” that specifically relates to the Selling Stockholder does not, and will not on the Closing Date, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

               (f) Other than excepted activity pursuant to Regulation M under the Exchange Act, the Selling Stockholder has not taken and will not take, directly or indirectly, any action that constituted, or any action designed to, or that might reasonably be expected to cause or result in or constitute, under the Act or otherwise, stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

               (g) Upon delivery of and payment for the Shares to be sold by the Selling Stockholder pursuant to this Agreement, valid and unencumbered title to such Shares will pass to the Underwriters, free of all restrictions on transfer, liens, encumbrances, security interests, equities and claims whatsoever.

               (h) The Selling Stockholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in the offering contemplated by this Agreement, except for such rights as are being exercised in the offering contemplated by this Agreement or such rights as have been duly waived.

               (i) The Selling Stockholder has reviewed and is familiar with the Registration Statement and the Prospectus. Based upon his review, to his knowledge, but without conducting any independent investigation, the Registration Statement (including any Rule 462 Registration Statement), in the form in which it becomes effective and also in such form as it may be when any post-effective amendment thereto becomes effective, and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Act, will not at such times contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

     7.     Expenses. Whether or not the transactions contemplated hereby are consummated or this Agreement becomes effective or is terminated, the Company agrees to pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement and the

Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the printing and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, the Blue Sky memoranda, the Master Agreement Among Underwriters, this Agreement, the Selected Dealers Agreement and all amendments or supplements to any of them as may be reasonably requested for use in connection with the offering and sale of the Shares; (iii) consistent with the provisions of Section 5.1(h), all expenses in connection with the qualification of the Shares for offering and sale under state securities laws or Blue Sky laws, including reasonable attorneys’ fees and out-of-pocket expenses of the counsel for the Underwriters in connection therewith; (iv) the filing fees incident to securing any required review by the NASD of the fairness of the terms of the sale of the Shares and the reasonable fees and disbursements of the Underwriters’ counsel relating thereto; (v) the fees and expenses associated with including the Shares of Common Stock on the NYSE; (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent or registrar; (viii) the cost of the tax stamps, if any, in connection with the issuance and delivery of the Shares to the respective Underwriters; and (ix) all other fees, costs and expenses referred to in Item 13 of the Registration Statement. In addition, in the event that the proposed offering is terminated for the reasons set forth in Section 5.1(k) hereof, the Company or Bassett, as the case may be, agrees to reimburse the Underwriters as provided in Section 5.1(k).

     8.     Indemnification and Contribution. Subject to the limitations in this paragraph below, the Company agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses, including reasonable costs of investigation and attorneys’ fees and expenses (collectively, “Damages”) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading; provided, that the Company shall not be liable in any such case to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter through you, or by or on behalf of the Selling Stockholder, as the case may be, expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Prospectus the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Prospectus Supplement was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Prospectus was corrected in the Prospectus Supplement. This indemnification shall be in addition to any liability that the Company may otherwise have. Notwithstanding the foregoing, the Company shall not be required to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any failure of Bassett to perform his obligations hereunder or under law. Nothing in this paragraph shall be deemed to limit your remedies or those of the other Underwriters in the event of any untrue statement or alleged untrue statement of a material fact contained in any written materials provided by Bassett for inclusion in any Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, or in the event Bassett shall fail to perform his obligations hereunder or under law.

     Subject to the limitations in this paragraph below, the Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless you and each other Underwriter, the directors, officers, employees and agents of each Underwriter, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act from and against any and all Damages arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus or in any amendment or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, (i) to the extent the Selling Stockholder violates his obligations under Section 6.2(i) of this Agreement, or (ii) to the extent that any such Damages arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission that has been made therein or omitted therefrom in reliance upon and in conformity with any written information provided by the Selling Stockholder and relating to the Selling Stockholder or the offering of the Selling Stockholder’s Common Stock expressly for use in connection therewith; provided, however, that with respect to any untrue statement or omission made in any Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter or to any officer, director, employee or agent of any Underwriter) from whom the person asserting any such Damages purchased the Shares concerned if both (A) a copy of the Prospectus Supplement was not sent or given to such person at or prior to the written confirmation of the sale of such Shares to such person as required by the Act and (B) the untrue statement or omission in the Prospectus was corrected in the Prospectus Supplement. This indemnification shall be in addition to any liability that the Selling Stockholder may otherwise have.

     In addition to their other obligations under this Section 8, each of the Company and the Selling Stockholder, severally and not jointly, agrees that, as an interim measure during the pendency of any claim, action, investigation, inquiry or other proceeding arising out of or based upon any statement or omission, or any inaccuracy in the representations and warranties of the Company or the Selling Stockholder herein or failure to perform their respective obligations hereunder, all as set forth in this Section 8, the party against whom indemnification is being sought will reimburse each Underwriter on a monthly basis for all reasonable legal or other out-of-pocket expenses incurred in connection with investigating or defending any such claim, action, investigation, inquiry or other proceeding (to the extent documented by reasonably itemized invoices therefor), notwithstanding the absence of a judicial determination as to the propriety and enforceability of the obligation of the Company or the Selling Stockholder to reimburse each Underwriter for such expenses and the possibility that such payments might later be held to have been improper by a court of competent jurisdiction. To the extent that any such interim reimbursement payment is so held to have been improper, each Underwriter shall promptly return it to the person(s) from whom it was received. Any such interim reimbursement payments that are not made to the Underwriters within 30 days of a request for reimbursement shall bear interest compounded daily at a rate determined on the basis of the base lending rate announced from time to time by The Wall Street Journal from the date of such request.

     If any action or claim shall be brought against any Underwriter or any person controlling any Underwriter in respect of which indemnity may be sought jointly and severally against the Company and the Selling Stockholder, such Underwriter or such controlling person shall promptly notify in writing the party against whom indemnification is being sought (the “indemnifying party”), and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably acceptable to such Underwriter or such controlling person and the payment of all reasonable fees of and expenses incurred by such counsel. Such Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person, unless (i) the indemnifying party has agreed in writing to pay such fees and expenses, (ii) the indemnifying party has failed to assume the defense and employ counsel reasonably acceptable to the Underwriter or such controlling person or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the indemnifying party, and such Underwriter or such controlling person shall have been advised by its counsel that one or more legal defenses may be available to the Underwriter that may not be available to the Company or the Selling Stockholder, or that representation of such indemnified party and any indemnifying party by the same counsel would be inappropriate under applicable standards of professional conduct (whether or not such representation by the same counsel has been proposed) due to actual or potential differing interests between them (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person (but the Company and the Selling Stockholder, as applicable, shall not be liable for the fees and expenses of more than one counsel for the Underwriters and such controlling persons)). The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if settled with such written consent, or if there be a final judgment for the plaintiff in any such action, the indemnifying party agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss, claim, damage, liability or expense by reason of such settlement or judgment, but in the case of a judgment only to the extent stated in the first and second paragraph of this Section 8.

     Each Underwriter agrees, severally and jointly, to indemnify and hold harmless the Company and the Selling Stockholder, their respective directors, their respective officers who sign the Registration Statement and any person who controls the Company or the Selling Stockholder within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent as the foregoing several indemnity from the Company and the Selling Stockholder to each Underwriter, but only with respect to information furnished in writing by or on behalf of such Underwriter through you expressly for use in the Registration Statement, the Prospectus, or any amendment or supplement thereto. If any action or claim shall be brought or asserted against the Company or the Selling Stockholder, any of their respective directors, any of their respective officers or any such controlling person based on the Registration Statement, the Prospectus, or any amendment or supplement thereto, and in respect of which indemnity may be sought against any Underwriter pursuant to this paragraph, such Underwriter shall have the rights and duties given to the Company and the Selling Stockholder by the immediately preceding paragraph (except that if the Company shall have assumed the defense thereof such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at such Underwriter’s expense), and the Company and the Selling Stockholder, their respective directors, any such officers and any such controlling persons, shall have the rights and duties given to the Underwriters by the immediately preceding paragraph.

     In any event, the Company and the Selling Stockholder will not, without the prior written consent of the Representative, settle or compromise or consent to the entry of any judgment in any proceeding or threatened claim, action, suit or proceeding in respect of which the indemnification may be sought hereunder (whether or not the Representative or any person who controls the Representative within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding) unless such settlement, compromise or consent includes an unconditional release of all Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

     If the indemnification provided for in this Section 8 is unavailable or insufficient for any reason whatsoever to an indemnified party in respect of any Damages referred to herein, then an indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriters on the other hand, from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative and several fault of the Company and the Selling Stockholder, respectively, on the one hand, and the Underwriters on the other hand, in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative and several benefits received by the Company on the one hand, and the Underwriters on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholder, respectively, bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company or the Selling Stockholder, on the one hand, and the Underwriters on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or by the Underwriters on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 was determined by a pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount of the underwriting commissions received by such underwriter in connection with the Shares underwritten by it and distributed to the public. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to the respective numbers of Shares set forth opposite their names in Schedule I hereto (or such numbers of Shares increased as set forth in Section 11 hereof) and not joint.

     Notwithstanding the foregoing, any Damages for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as Damages are incurred after receipt of reasonably itemized invoices therefor. The indemnity, contribution and reimbursement agreements contained in this Section 8 and the several, and not joint, representations and warranties of the Company and the Selling Stockholder set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, the Selling Stockholder, their respective directors or officers or any person controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder and (iii) any termination of this Agreement. A successor to any Underwriter or any person controlling any Underwriter, or to the Company or the Selling Stockholder, their respective directors or officers or any person controlling the Company or the Selling Stockholder, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

     It is agreed that any controversy arising out of the operation of the interim reimbursement arrangements set forth in the third paragraph of this Section 8, including the amounts of any requested reimbursement payments and the method of determining such amounts, shall be settled by arbitration conducted pursuant to the Code of Arbitration Procedure of the NASD. Any such arbitration must be commenced by service of a written demand for arbitration or written notice of intention to arbitrate, therein electing the arbitration tribunal. If the party demanding arbitration does not make such designation of an arbitration tribunal in such demand or notice, then the party responding to said demand or notice is authorized to do so. Such an arbitration would be limited to the operation of the interim reimbursement provisions contained in the third paragraph of this Section 8, and would not resolve the ultimate propriety or enforceability of the obligation to reimburse expenses that is created by the provisions of the third paragraph of this Section 8.

     9.     Conditions of Underwriters’ Obligations. The several obligations of the Underwriters to purchase the Shares hereunder are subject to the following conditions:

     (a)  The Registration Statement shall have become effective not later than 12:00 noon, St. Petersburg, Florida time, on the date hereof, or at such later date and time as shall be consented to in writing by the Representative, and all filings required by Rules 424(b), 430A and 462 under the Act shall have been timely made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representative and complied with to their reasonable satisfaction.

     (b)  Since the respective dates as of which information is given in the Registration Statement and Prospectus, (i) there shall not have been any material change in the capital stock of the Company or any material change in the indebtedness (other than in the ordinary course of business) of the Company, (ii) except as set forth or contemplated by the Registration Statement or the Prospectus, no material oral or written agreement or other transaction shall have been entered into by the Company that is not in the ordinary course of business or that could reasonably be expected to result in a material reduction in the future earnings of the Company, (iii) no loss or damage (whether or not insured) to the property of the Company shall have been sustained that had or could reasonably be expected to have a Material Adverse Effect, (iv) no legal or governmental action, suit or proceeding affecting the Company or any of its properties that is material to the Company or that affects or could reasonably be expected to affect the transactions contemplated by this Agreement shall have been instituted or threatened and (v) there shall not have been any material change in the condition (financial or otherwise), business, management, results of operations or prospects of the Company or its subsidiaries the effect of which, in any such case described in clauses (i) through (v), is in your judgment, so material as to make it impractical or inadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby.

     (c)  You shall have received on the Closing Date an opinion of Greenberg Traurig LLP, counsel to the Company, substantially to the effect that:

(i) The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

(ii) Each of the Company’s subsidiaries is a corporation duly organized and validly existing in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus (and any amendment or supplement thereto), and is duly registered or otherwise qualified to conduct its business as a foreign corporation and is in good standing in each jurisdiction or place where the nature of its properties or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect; and all of the outstanding shares of capital stock of each of the subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable, and are owned by the Company directly, or indirectly through one of the other subsidiaries, free and clear of any perfected security interest, or any other security interest, lien, adverse claim, equity or other encumbrance.

(iii) The Shares conform in all material respects to the description of the Common Stock in the Prospectus. Except as set forth in the Prospectus, the Company is not a party to or bound by any outstanding options, warrants or similar rights to subscribe for, or contractual obligations to issue, sell, transfer or acquire, any of its capital stock or any securities convertible into or exchangeable for any of such capital stock.

(iv) All shares of capital stock of the Company outstanding prior to the issuance of the Shares to be issued and sold by the Company hereunder, have been duly authorized and validly issued, are fully paid and nonassessable and are free of any preemptive or similar rights that entitle or will entitle any person to acquire any Shares upon the issuance thereof by the Company, and no such rights will exist as of the Closing Date.

(v) Neither the Company nor any of its subsidiaries is in violation of its certificate of incorporation or bylaws and is not in default in the performance of any obligation, agreement or condition contained in any bond, indenture, note or other evidence of indebtedness or any other agreement or obligation of the Company, where the default would have, individually or in the aggregate, a Material Adverse Effect.

(vi) Neither the offer, sale or delivery of the Shares by the Company, the execution, delivery or performance by the Company of this Agreement, compliance by the Company with all provisions hereof nor consummation by the Company of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate of incorporation or bylaws of the Company or any material agreement, indenture, lease or other instrument to which the Company is a party or by which any of its properties is bound or (B) creates or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or (C) violates or will result in any violation of any existing law, statute, regulation, ruling (assuming compliance with all applicable state securities and Blue Sky laws), judgment, injunction, order or decree that is known to such counsel and is applicable to the Company or any of its properties.

(vii) Except as described in the Registration Statement or Prospectus, there is no action, suit, inquiry, proceeding, or investigation by or before any court or governmental or other regulatory or administrative agency or commission pending or, to the knowledge of such counsel, threatened, against or involving the Company or its subsidiaries, or the properties of either the Company or any of its subsidiaries: (A) which might individually or in the aggregate prevent or adversely affect the transactions contemplated by this Agreement or result in a Material Adverse Effect, nor, to the knowledge of such counsel, is there any basis for any such action, suit, inquiry, proceeding or investigation; or (B) that are required to be described in the Registration Statement or Prospectus (or any amendment or supplement thereto) that are not described as required therein.

(viii) Such counsel has reviewed all material agreements, contracts, indentures, leases or other documents or instruments described or referred to in the Registration Statement and the Prospectus, and such agreements, contracts (and forms of contracts), indentures, leases or other documents or instruments are fairly summarized or disclosed in all material respects therein, and filed or incorporated by reference as exhibits thereto as required, and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instruments required to be so summarized or disclosed or filed or incorporated by reference that have not been so summarized or disclosed or filed or incorporated by reference.

(ix) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Company (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid issuance and sale of the Shares to the Underwriters under this Agreement.

(x) The Company satisfies all of the requirements of the Act for use of Form S-3 for the offering of Shares contemplated by this Agreement.

(xi) The form of certificate used to evidence the Common Stock is in due and proper form and complies with all applicable requirements of the certificate of incorporation and bylaws of the Company and the applicable corporate laws of the State of Delaware.

(xii) The description of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

(xiii) The Company has the corporate power and authority to enter into this Agreement and to issue, sell and deliver any Shares to be sold by it to the Underwriters as provided herein. The Agreement has been duly authorized, executed and delivered by, and is a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as to the extent enforceability may be limited by (i) the application of bankruptcy, reorganization, insolvency or other laws affecting creditors’ rights generally and (ii) equitable principles being applied at the discretion of a court before which any proceeding may be brought, and except as rights to indemnity and contribution hereunder may be limited by federal or state securities laws.

(xiv) The Registration Statement has been declared effective by the Commission under the Act. To the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued under the Act and no proceedings for such purpose have been instituted or are pending or are contemplated or threatened by the Commission. Any required filing of the Prospectus and any supplement thereto pursuant to Rule 424(b) under the Act has been made in the manner and within the time period required by such Rule 424(b).

(xv) The Registration Statement, including any Rule 462 Registration Statement, the Prospectus and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than the financial statements and supporting schedules included therein or in exhibits to or excluded from the Registration Statement, as to which no opinion need be given) comply as to form in all material respects with the requirements of the Act. Without limiting the generality of the foregoing, any Rule 434 prospectus conform in all material respects with the requirements of Rule 434 under the Act.

(xvi) The descriptions in the Prospectus, including any document incorporated by reference therein, of statutes, regulations or legal or governmental proceedings, insofar as they purport to summarize certain of the provisions thereof, are accurate in all material respects and fairly present the information required to be presented by the Act and the rules and regulations thereunder.

(xvii) The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal investor” for, an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended.

(xviii) The Shares have been approved for listing on the NYSE.

(xix) The statements (i) in the Prospectus under the captions “Description of Capital Stock,” “Business—Legal Proceedings,” and “Business—Government Regulation,” (ii) in Item 15 of the Registration Statement, insofar as such statements constitute matters of law, summaries of legal matters, the Company’s certificate of incorporation or bylaw provisions, documents or legal proceedings, or legal conclusions, have been reviewed by such counsel and fairly present and summarize, in all material respects, the matters referred to therein.

     In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company and of government officials, provided that counsel shall state their belief that they and you are justified in relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

     In addition to the opinion set forth above, such counsel shall state that during the course of his participation in the preparation of the Registration Statement and the Prospectus and the amendments thereto, nothing has come to the attention of such counsel that has caused him to believe or given him reason to believe that the Registration Statement or the Prospectus or any amendment thereto (except for the financial statements and other financial and accounting information contained therein or omitted therefrom as to which no opinion need be expressed), at the date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Registration Statement or the Prospectus as of the date of the opinion (except as aforesaid), contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (d)  You shall have received on the Closing Date an opinion of Broad and Cassel with respect to the Selling Stockholder, substantially to the effect that:

(i) This Agreement has been duly authorized, executed and delivered by or on behalf of the Selling Stockholder.

(ii) Assuming that (i) the Underwriters purchase the Shares from the Selling Stockholder without notice of any “adverse claim” (within the meaning of Section 8-105 of the UCC), (ii) the Underwriters make payment therefore as provided herein, (iii) the Shares to be sold by the Selling Stockholder are delivered to the Underwriters in accordance with the provisions of the Custody Agreement and Power of Attorney and (iv) the Underwriters obtain control of the Shares being sold by the Selling Stockholder (as provided in Section 8-106(b) of the UCC), the Underwriters will have acquired all of the Selling Stockholder’s rights and interest in such Shares free of any “adverse claim” (pursuant to Section 8-303 of the UCC).

(iii) Neither the offer, sale or delivery of the Shares by the Selling Stockholder, the execution, delivery or performance by the Selling Stockholder of this Agreement or the Custody Agreement and Power of Attorney, the compliance by the Selling Stockholder with all provisions hereof or thereof, nor the consummation by the Selling Stockholder of the transactions contemplated hereby or thereby (A) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the organizational documents of the Selling Stockholder, if the Selling Stockholder is not an individual, or any material agreement, indenture, lease or other instrument set forth on Annex I to this Agreement to which the Selling Stockholder is a party or by which any of their properties is bound, (B) creates or will result in the creation or imposition of any material lien, charge or encumbrance upon any property or assets of the Selling Stockholder or (C) violates or will result in any violation of any Applicable Law (limited to Florida, Delaware or U.S. federal law as to Broad and Cassel), judgment, injunction, order or decree that is known to such counsel and is applicable to the Selling Stockholder or any of its properties.

(v) No consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official is required on the part of the Selling Stockholder (except such as have been obtained under the Act or such as may be required under state securities or Blue Sky laws governing the purchase and distribution of the Shares) for the valid sale of the Shares to the Underwriters by the Selling Stockholder under this Agreement.

     In rendering such opinion, counsel may rely, to the extent they deem such reliance proper, as to matters of fact upon certificates of officers of the Company, the Selling Stockholder, and government officials, provided that counsel shall state that they are relying thereon. Copies of all such certificates shall be furnished to you and your counsel on the Closing Date.

          (e)  You shall have received on the Closing Date an opinion of Holland & Knight LLP, as counsel for the Underwriters, dated the Closing Date, with respect to the issuance and sale of the Shares, the Registration Statement and other related matters as you may reasonably request, and the Company and its counsel shall have furnished to your counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (f)  You shall have received letters addressed to you and dated the date hereof and the Closing Date from (i) the firm of Ernst & Young, LLP, independent certified public accountants, and (ii) the Chief Financial Officer of the Company, substantially in the forms heretofore approved by you.

          (g)  (i) No stop order suspending the effectiveness of the Registration Statement shall have been issued by the Commission and no proceedings for that purpose shall be pending or, to the knowledge of the Company, shall be threatened or contemplated by the Commission at or prior to the Closing Date; (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending or, to the knowledge of the Company, threatened or contemplated by the authorities of any jurisdiction; (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities; (iv) after the date hereof, no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to you and you did not object thereto in good faith; and (v) all of the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality, which representations and warranties shall be true and correct in all respects) on and as of the date hereof and on and as of the Closing Date, as if made on and as of the Closing Date, and you shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief financial officer of the Company (or such other officers as are acceptable to you) to the effect set forth in this Section 9(g) and in Sections 9(b) and 9(i) hereof.

          (h)  The Company shall not have failed in any material respect at or prior to the Closing Date to have performed or complied with any of its agreements herein contained and required to be performed or complied with by it hereunder at or prior to the Closing Date.

          (i)  The Company shall have furnished or caused to have been furnished to you such further certificates and documents as you shall have reasonably requested.

          (j)  At or prior to the Closing Date, you shall have received the Lock-Up Agreements from each of the Company’s officers and directors set forth on Schedule II and the Selling Stockholder not to directly or indirectly (i) sell, offer or contract to sell or otherwise dispose of or transfer any shares of Company Securities, whether now owned or acquired after the date of the Prospectus or with respect to which the power of disposition is acquired after the date of the Prospectus, or file any registration statement under the Act with respect to the foregoing or (ii) enter into any swap or other agreement or any other agreement that transfers, in whole or in part, directly or indirectly, the economic consequences of ownership of Company Securities whether any such swap or transaction is to be settled by delivery of Company Securities, in cash or otherwise; other than as provided in such written commitment before the expiration of 90 days from the Closing Date, without the prior written consent of the Representative.

          (k)  At or prior to the effective date of the Registration Statement, you shall have received a letter from the Corporate Financing Department of the NASD confirming that such Department has determined to raise no objections with respect to the fairness or reasonableness of the underwriting terms and arrangements of the offering contemplated hereby.

          (l)  You shall be satisfied that, and you shall have received a certificate dated the Closing Date from the Selling Stockholder to the effect that, as of the Closing Date: (i) the representations and warranties made by the Selling Stockholder herein are true and correct in all material respects on the Closing Date and (ii) the Selling Stockholder has complied with all obligations and satisfied all conditions that are required to be performed or satisfied on his or its part at or prior to the Closing Date.

     All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to you and your counsel.

     If any of the conditions hereinabove provided for in this Section 9 shall not have been satisfied when and as required by this Agreement, this Agreement may be terminated by you by notifying the Company of such termination in writing or by telegram at or prior to such Closing Date, but you shall be entitled to waive any of such conditions.

     10.     Effective Date of Agreement. This Agreement shall become effective upon the later of (a) the execution and delivery hereof by the parties hereto and (b) release of notification of the effectiveness of the Registration Statement by the Commission; provided, however, that the provisions of Sections 7 and 8 shall at all times be effective.

     11.     Defaulting Underwriters. If any one or more of the Underwriters shall fail or refuse to purchase Shares that it or they have agreed to purchase hereunder, and the aggregate number of Shares that such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares, each non-defaulting Underwriter shall be obligated, severally, in the proportion in which the number of Shares set forth opposite its name in Schedule I hereto bears to the aggregate number of Shares set forth opposite the names of all non-defaulting Underwriters or in such other proportion as you may specify in the Agreement Among Underwriters, to purchase the Shares that such defaulting Underwriter or Underwriters agreed, but failed or refused to purchase. If any Underwriter or Underwriters shall fail or refuse to purchase Shares and the aggregate number of Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Shares and arrangements satisfactory to you and the Company for the purchase of such Shares are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case that does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven (7) days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any such default of any such Underwriter under this Agreement.

     12.     Termination of Agreement. This Agreement shall be subject to termination in your absolute discretion, without liability on the part of any Underwriter to the Company by notice to the Company, if prior to the Closing Date, in your sole judgment, (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE, (ii) trading in securities generally on the NYSE or the Nasdaq Stock Market shall have been suspended or materially limited, or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any such exchange or by order of the Commission or any court or other governmental authority, (iii) a general moratorium on commercial banking activities shall have been declared by either federal or New York State authorities (iv) there shall have occurred any outbreak or escalation of hostilities, act of terrorism or other international or domestic calamity, crisis or change in political, financial or economic conditions or other material event the effect of which on the financial markets of the United States is such as to make it, in your judgment, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares or (v) the Company or any subsidiary shall have, in the sole judgment of the Representative, sustained any loss or interference, material to the Company and its subsidiaries, taken as a whole, with their respective businesses or properties from fire, flood, hurricane, accident, or other calamity, whether or not covered by insurance, or from any labor disputes or any legal or governmental proceeding, or there shall have been any material adverse change (including, without limitation, a material change in management or control of the Company) in the condition (financial or otherwise), business prospects, net worth, or results of operations of the Company and its subsidiaries, taken as a whole, except in each case as described in, or contemplated by, the Prospectus (excluding any amendment or supplement thereto), the effect of which, in any such case described in clauses (i) through (v), is in your judgment, so material as to make it impractical or unadvisable to proceed with the public offering or purchase of the Shares as contemplated hereby. Notice of such cancellation shall be promptly given to the Company and its counsel by telegraph, telecopy or telephone and shall be subsequently confirmed by letter.

     13.     Failure of the Selling Stockholder to Sell and Deliver the Shares. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholder pursuant to this Agreement at the Closing Date, then the Underwriters shall have the right, by written notice from the Representative to the Company and the Selling Stockholder, to postpone the Closing Date but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement and the Prospectus or any other documents or arrangements may be effected. If the Selling Stockholder shall fail to sell and deliver to the Underwriters the Shares to be sold and delivered by the Selling Stockholder at the Closing Date pursuant to this Agreement, then the Underwriters may at their option, by written notice from the Representative to the Company and the Selling Stockholder to terminate this Agreement without any liability on the part of any Underwriter or, except as provided in Section 7 and 8 hereof, the Company.

     14.     Information Furnished by the Underwriters. The Company acknowledges that the fifth, seventh, eighth, ninth, tenth and eleventh paragraphs under the caption “Underwriting” in the Prospectus, constitute the only information furnished by or on behalf of the Underwriters through you or on your behalf as such information is referred to in Sections 6(a), 6(b) and 8 hereof.

     15.     Miscellaneous. Except as otherwise provided in Sections 5 and 12 hereof, notice given pursuant to any of the provisions of this Agreement shall be in writing and shall be delivered

(i	)	to the Company MarineMax, Inc. 18617 U.S. Highway 19 North Suite 499 Clearwater, Florida 33764 Attention: William H. McGill, Jr., Chief Executive Officer
with a copy to Greenberg Traurig, LLP 2375 East Camelback Road Phoenix, Arizona 85016 Attention: Robert S. Kant, Esq.
(ii)		To the Selling Stockholder Mr. Richard R. Bassett 700 Federal Highway Pompano Beach, Florida 33062
with a copy to Nina S. Gordon, P.A. Broad and Cassel 7777 Glades Road Suite 300 Boca Raton, Florida 33434

(iii)	To the Underwriters Raymond James & Associates, Inc. 880 Carillon Parkway St. Petersburg, Florida 33716 Attention: David F. Smith, Managing Director
with a copy to Holland & Knight LLP 100 North Tampa Street Suite 4100 Tampa, Florida 33602 Attention: Robert J. Grammig, Esq.

     This Agreement has been and is made solely for the benefit of the several Underwriters, the Company and its directors and officers.

     16.     Applicable Law; Counterparts. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida without reference to choice of law principles thereunder.

     This Agreement may be signed in various counterparts, which together shall constitute one and the same instrument.

     This Agreement shall be effective when, but only when, at least one counterpart hereof shall have been executed on behalf of each party hereto.

     Please confirm that the foregoing correctly sets forth the agreement among the Company, the Selling Stockholder and the several Underwriters.

Very truly yours,
MARINEMAX, INC.
By:	/s/ Michael H. McLamb

Its:	Executive Vice President, Chief Financial Officer and Secretary

By:	/s/ Michael H. McLamb
Attorney-in-Fact for Richard R. Bassett

CONFIRMED as of the date first above
mentioned, on behalf of the Representative
and the other several Underwriters named in
Schedule I hereto.

     RAYMOND JAMES & ASSOCIATES, INC.

By:	/s/ Kent Nelson

Authorized Representative

SCHEDULE I

Number
Name	of Shares

Raymond James & Associates, Inc.	1,888,492
Jefferies & Company, Inc.	1,258,994
Total:	3,147,486

SCHEDULE II

Lock-Up Agreements

To be Executed by:

Michael J. Aiello
Robert D. Basham
Richard R. Bassett
Gerald M. Benstock
David L. Cochran
Jack P. Ezzell
Kurt M. Frahn
John B. Furman
Robert S. Kant
William H. McGill, Jr.
Michael H. McLamb
Edward A. Russell
Dean S. Woodman

EXHIBIT A

_______, 2003

MarineMax, Inc.
18617 U.S. Highway 19 North
Suite 499
Clearwater, Florida 33764

RAYMOND JAMES & ASSOCIATES, INC.
As Representative of the Several Underwriters
c/o Raymond James & Associates, Inc.
880 Carillon Parkway
St. Petersburg, FL 33716

Re:	MarineMax, Inc. (the “Company”) — Restriction on Stock Sales

Dear Sirs:

     This letter is delivered to you pursuant to the Underwriting Agreement (the “Underwriting Agreement”) to be entered into by the Company, as issuer, and Raymond James & Associates, Inc., the Representative (the “Representative”) of certain underwriters (the “Underwriters”) to be named therein. Upon the terms and subject to the conditions of the Underwriting Agreement, the Underwriters intend to effect a public offering of Common Stock, par value $.001 per share, of the Company (the “Shares”), as described in and contemplated by the registration statement of the Company on Form S-3, File No. 333-109582 (the “Registration Statement”), as filed with the Securities and Exchange Commission on October 9, 2003 (the “Offering”).

     The undersigned recognizes that it is in the best financial interests of the undersigned, as an officer or director, or an owner of stock, options, warrants or other securities of the Company (the “Company Securities”), that the Company complete the proposed Offering.

     The undersigned further recognizes that the Company Securities held by the undersigned are, or may be, subject to certain restrictions on transferability, including those imposed by United States federal securities laws. Notwithstanding these restrictions, the undersigned has agreed to enter into this letter agreement to further assure the Underwriters that the Company Securities of the undersigned, now held or hereafter acquired, will not enter the public market at a time that might impair the underwriting effort.

     Therefore, as an inducement to the Underwriters to execute the Underwriting Agreement, the undersigned hereby acknowledges and agrees that the undersigned will not (i) offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (collectively, a “Disposition”) any Company Securities, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any Company Securities held by the undersigned or acquired by the undersigned after the date hereof, or that may be deemed to be beneficially owned by the undersigned (collectively, the “Lock-Up Shares”), pursuant to the rules and regulations promulgated under the Securities Act of 1933, as amended (the “Act”), and the Securities Exchange Act of 1934, as amended, for a period commencing on the date hereof and ending 90 days after the date of the Company’s Prospectus first filed pursuant to Rule 424(b) under the Act, inclusive (the “Lock-Up Period”), without the prior written consent of Raymond James & Associates, Inc. or (ii) exercise or seek to exercise or effectuate in any manner any rights of any nature that the undersigned has or may have hereafter to require the Company to register under the Act the undersigned’s sale, transfer or other disposition of any of the Lock-Up Shares or other securities of the Company held by the undersigned, or to otherwise participate as a selling securityholder in any manner in any registration effected by the Company under the Act, including under the Registration Statement, during the Lock-Up Period. The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging, collar (whether or not for any consideration) or other transaction that is designed to or reasonably expected to lead or result in a Disposition of Lock-Up Shares during the Lock-Up Period, even if such Lock-Up Shares would be disposed of by someone other than such holder. Such prohibited hedging or other transactions would include any short sale or any purchase, sale or grant of any right (including any put or call option or reversal or cancellation thereof) with respect to any Lock-Up Shares or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from Lock-Up Shares.

     Notwithstanding the agreement not to make any Disposition during the Lock-Up Period, you have agreed that the foregoing restrictions shall not apply to:

     1.     the Company Securities being offered in the prospectus included in the Registration Statement; or

     2.     any grant or exercise of options pursuant to the Company’s 1998 Incentive Stock Plan and 1998 Employee Stock Purchase Plan.

     It is understood that, if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares, the undersigned will be released from and no longer will be subject to the obligations under this letter agreement.

     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of Lock-Up Shares if such transfer would constitute a violation or breach of this letter. This letter shall be binding on the undersigned and the respective successors, heirs, personal Representative and assigns of the undersigned. Capitalized terms used but not defined herein have the respective meanings assigned to such terms in the Underwriting Agreement.

Very truly yours,

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